Exhibit 99.1
News Release
FIS Reports Third Quarter 2014 Results

•	Revenue of $1.6 billion, up 7 percent for the quarter; 5 percent organic

•	Adjusted EPS from continuing operations of $0.80, up 8 percent for the quarter

•	$681 million in share repurchases and cash dividends returned to shareholders year to date

JACKSONVILLE, Fla., October 30, 2014 - FIS™ (NYSE:FIS), the world’s largest provider of banking and payments technology solutions, and a global leader in consulting and outsourcing solutions, today reported third quarter revenue increased 7 percent to $1.6 billion from $1.5 billion a year earlier. GAAP net earnings from continuing operations attributable to common stockholders was $152 million, or $0.53 per diluted share, compared to $175 million, or $0.60 per diluted share in the prior year quarter.

Third quarter 2014 revenue increased 5 percent on an organic basis, which excludes the impact of acquisitions and changes in foreign currency, from the prior year quarter. Non-GAAP adjusted net earnings from continuing operations attributable to common stockholders increased to $229 million in the third quarter 2014 from $218 million in the prior year quarter. Adjusted net earnings per diluted share increased 8 percent to $0.80 per share from $0.74 per share in the third quarter 2013. Third quarter 2014 non-GAAP adjusted net earnings from continuing operations excludes costs pertaining to acquisition-related purchase amortization of $0.13 per share, refinancing activities of $0.09 per share, and acquisition, integration, and severance of $0.06 per share. Adjusted EBITDA increased to $488 million in the third quarter 2014, up 4 percent from $470 million in the prior year quarter, while adjusted EBITDA margin was 30.4 percent compared to 31.3 percent in the prior year quarter.

“It was another solid quarter of growth for FIS demonstrating the strength and consistency of our business model,” said Frank Martire, chairman and chief executive officer of FIS.  “Strong cash flow generation and disciplined capital allocation enabled us to return more cash to shareholders.”

“These results reflect our focus on business execution to deliver strategic value to our clients and drive profitable growth,” commented Gary Norcross, president and chief operating officer of FIS. “We continue to build on our market leadership position and are optimistic about the opportunities ahead for FIS.”

For the nine months ended September 30, 2014, GAAP revenue increased 5 percent to $4.7 billion, from $4.5 billion in the prior year period. GAAP net earnings from continuing operations attributable to common stockholders increased to $488 million, or $1.69 per diluted share, from $416 million, or $1.41 per diluted share, in the prior year period.

Non-GAAP adjusted net earnings from continuing operations attributable to common stockholders increased to $646 million in the first nine months of 2014, from $610 million in the prior year period. Adjusted net earnings per diluted share increased 8 percent to $2.23 from $2.07 in the first nine months of 2013.

Definitions of non-GAAP financial measures and reconciliations of non-GAAP measures to related GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.

Segment Information

The following is a review of third quarter 2014 results by segment:

•	Financial Solutions:

Revenue increased 9 percent to $633 million, from $579 million in the third quarter 2013 and increased 6 percent on an organic basis, driven by growth in consulting and professional services, risk and compliance solutions, and mobile banking. Adjusted EBITDA increased 5 percent to $251 million from $239 million in the third quarter 2013, while adjusted EBITDA margin was 39.6 percent compared to 41.4 percent a year earlier reflecting lower termination fees and a less favorable revenue mix.

•	Payment Solutions:

Revenue increased 2 percent to $615 million from $602 million in the third quarter 2013 reflecting growth in network solutions, debit processing, and software license sales. Adjusted EBITDA increased to $262 million from $255 million in the third quarter of 2013, while adjusted EBITDA margin increased to 42.7 percent from 42.4 percent a year earlier.

•	International Solutions:

Revenue increased 12 percent to $358 million from $320 million in the third quarter 2013 and increased 9 percent on an organic basis. Adjusted EBITDA grew to $82 million from $81 million in the third quarter of 2013. Adjusted EBITDA margin was 22.9 percent compared to 25.3 percent a year earlier, reflecting lower license sales and increased investment in the global financial institutions market.

•	Corporate/Other:

Corporate costs totaled $108 million in the third quarter 2014, compared to $106 million in the prior year quarter. Interest expense, net of interest income, decreased to $38 million from $44 million in the third quarter 2013, reflecting lower costs resulting from debt refinancing. The effective tax rate was 31.2 percent in the third quarter of 2014.

Balance Sheet and Cash Flow

Cash and cash equivalents totaled $612 million as of September 30, 2014, while debt outstanding totaled $5.0 billion.

Net cash provided by operations was $208 million and adjusted cash flow from operations was $287 million in the third quarter of 2014. Capital expenditures totaled $86 million resulting in free cash flow of $201 million in the third quarter 2014.

FIS repurchased 2.7 million common shares at a total cost of $150 million in the third quarter 2014 and 8.7 million shares at a total cost of $475 million in the first nine months of 2014. Approximately $1.5 billion remained under the existing share repurchase authorization as of September 30, 2014. The company paid shareholder dividends of $68 million in the third quarter 2014 and $206 million in the first nine months of 2014.

2014 Outlook

FIS is reiterating its full year 2014 organic revenue and EBITDA growth rates while narrowing its EPS range as follows:

•	Organic revenue growth of 4.5 to 6.5 percent

•	EBITDA, as adjusted, growth of 4.5 to 6.5 percent

•	EPS from continuing operations of $3.06 to $3.12, as adjusted, an increase of 9 to 11 percent

•	Free cash flow is expected to approximate adjusted net earnings.

Webcast

FIS will host a webcast on October 30, 2014, to discuss third quarter 2014 results beginning at 8:30 a.m. ET. To listen to the live event and to access a supplemental slide presentation, go to the Investor Relations section at www.fisglobal.com and click on “News and Events.” A webcast replay will be available on FIS’ Investor Relations Web site, and a telephone replay will be available through November 13, 2014 by dialing 800.475.6701 (U.S.) or 320.365.3844 (International). The access code is 338359. To access a .PDF version of this release and accompanying financial tables, go to www.investor.fisglobal.com.

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. For these reasons, management also uses these measures in part to assess its performance.

These non-GAAP measures include organic revenue, adjusted revenue, EBITDA, adjusted EBITDA and adjusted EBITDA margin, adjusted cash flow from operations, adjusted net earnings (including per share amounts) and free cash flow.

Organic revenue includes reported revenue (adjusted revenue for 2014) plus pre-acquisition revenue for companies acquired during the applicable reporting periods. Organic revenue excludes the impact of foreign currency fluctuation in 2014.

Adjusted revenue (2014) includes reported revenue and is increased by $9 million for a negotiated contract cash settlement for the extinguishment of certain contractual minimums with a reseller. Although the 2014 cash settlement has no contractual performance obligation, under GAAP the cash settlement revenue is amortized in this circumstance over the remaining relationship with the reseller.

EBITDA is earnings from continuing operations before interest, taxes, depreciation and amortization.

Adjusted EBITDA (2014 comparative data) includes the contract cash settlement revenue and excludes certain acquisition, integration and severance costs.

Adjusted EBITDA (2013 comparative data) excludes adjustments related to the 2010 acquisition of Capco.

Adjusted net earnings (2014 comparative data) excludes the after-tax impact of certain acquisition, integration, severance and refinancing costs as well as acquisition-related amortization and includes the after-tax impact of adjusted revenue.

Adjusted net earnings (2013 comparative data) excludes the after-tax impact of acquisition related amortization, a net benefit related to a gain on the mFoundry acquisition, debt issuance and refinancing costs and adjustments related to the Capco acquisition.

Adjusted net earnings per diluted share, or adjusted EPS, is equal to adjusted net earnings divided by weighted average diluted shares outstanding.

Adjusted cash flow from operations (2014 comparative data) is GAAP cash flow from operations as adjusted for the net change in settlement assets and obligations, and excludes certain payments for contingent purchase price and incentive compensation programs associated with the 2010 acquisition of Capco and the premium paid related to the early redemption of senior notes.

Adjusted cash flow from operations (2013 comparative data) is GAAP cash flow from operations as adjusted for the net change in settlement assets and obligations and excludes the premium paid related to the early redemption of senior notes.

Free cash flow is adjusted operating cash flow less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided in the attached schedules and in the Investor Relations section of the FIS Web site, www.fisglobal.com.

About FIS

FIS is the world’s largest provider of banking and payments technology solutions and a global leader in consulting and outsourcing solutions. With a long history deeply rooted in the financial services sector, FIS serves more than 14,000 institutions in over 110 countries. Headquartered in Jacksonville, Fla., FIS employs approximately 40,000 people worldwide and holds leadership positions in payment processing and banking solutions, providing software, services and outsourcing of the technology that drives financial institutions. First in financial technology, FIS tops the annual FinTech 100 list, is 426 on the Fortune 500 and is a member of Standard & Poor’s 500® Index. For more information about FIS, visit www.fisglobal.com.

Follow us on Facebook (facebook.com/FIStoday) and Twitter (@FISGlobal).

Forward-Looking Statements

This news release and today’s webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about future revenue, organic revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings per share and margin expansion, as well as other statements about our expectations, hopes, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include, without limitation:

•
changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes in either or both the United States and international lending, capital and financial markets;

•	the effect of legislative initiatives or proposals, statutory changes, changes in governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

•	failures to adapt our solutions to changes in technology or in the marketplace;

•
internal or external security breaches of our systems, including those relating to the theft of personal information and computer viruses affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•	the reaction of our current and potential customers to communications from us or our regulators regarding information security, risk management, internal audit or other matters;

•	competitive pressures on pricing related to our solutions including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers;

•	and other risks detailed in “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Ellyn Raftery, 904.438.6083	Peter Gunnlaugsson, 904.438.6603
Chief Marketing Officer	Senior Vice President
FIS Global Marketing and Communications	FIS Corporate Finance and Investor Relations
ellyn.raftery@fisglobal.com	pete.gunnlaugsson@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
October 30, 2014

Exhibit A	Consolidated Statements of Earnings - Unaudited for the three and nine months ended September 30, 2014 and 2013

Exhibit B	Consolidated Balance Sheets - Unaudited as of September 30, 2014 and December 31, 2013

Exhibit C	Consolidated Statements of Cash Flows - Unaudited for the nine months ended September 30, 2014 and 2013

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three and nine months ended September 30, 2014 and 2013

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliation - Unaudited for the three and nine months ended September 30, 2014 and 2013

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share data)

				Exhibit A

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Processing and services revenues	$1,605.3	$1,500.0	$4,724.7	$4,490.1
Cost of revenues	1,075.1	995.1	3,215.5	3,036.0
Gross profit	530.2	504.9	1,509.2	1,454.1
Selling, general and administrative expenses	206.5	187.2	589.7	611.9
Operating income	323.7	317.7	919.5	842.2
Other income (expense):
Interest expense, net	(37.7)	(43.7)	(120.7)	(144.8)
Other income (expense), net	(54.8)	5.9	(56.5)	(50.9)
Total other income (expense), net	(92.5)	(37.8)	(177.2)	(195.7)
Earnings from continuing operations before income taxes	231.2	279.9	742.3	646.5
Provision for income taxes	72.1	97.8	233.7	214.4
Earnings from continuing operations, net of tax	159.1	182.1	508.6	432.1
Earnings (loss) from discontinued operations, net of tax	(1.2)	(3.0)	(4.3)	5.4
Net earnings	157.9	179.1	504.3	437.5
Net earnings attributable to noncontrolling interest	(7.4)	(6.8)	(20.5)	(16.3)
Net earnings attributable to FIS common stockholders	$150.5	$172.3	$483.8	$421.2
Net earnings per share-basic from continuing operations attributable to FIS common stockholders	$0.54	$0.61	$1.71	$1.43
Net earnings (loss) per share-basic from discontinued operations attributable to FIS common stockholders	—	(0.01)	(0.02)	0.02
Net earnings per share-basic attributable to FIS common stockholders *	$0.53	$0.60	$1.69	$1.45
Weighted average shares outstanding-basic	283.1	289.2	285.5	290.0
Net earnings per share-diluted from continuing operations attributable to FIS common stockholders	$0.53	$0.60	$1.69	$1.41
Net earnings (loss) per share-diluted from discontinued operations attributable to FIS common stockholders	—	(0.01)	(0.01)	0.02
Net earnings per share-diluted attributable to FIS common stockholders *	$0.52	$0.59	$1.67	$1.43
Weighted average shares outstanding-diluted	287.0	293.2	289.3	294.3
Amounts attributable to FIS common stockholders:
Earnings from continuing operations, net of tax	$151.7	$175.3	$488.1	$415.8
Earnings (loss) from discontinued operations, net of tax	(1.2)	(3.0)	(4.3)	5.4
Net earnings attributable to FIS common stockholders	$150.5	$172.3	$483.8	$421.2

* Amounts may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share data)

		Exhibit B

	As of	As of
	September 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$611.8	$547.5
Settlement deposits	294.0	327.4
Trade receivables, net	1,050.5	987.9
Settlement receivables	253.5	178.2
Other receivables	80.6	62.1
Due from Brazilian venture partner	33.8	35.8
Prepaid expenses and other current assets	158.8	154.1
Deferred income taxes	71.4	58.9
Assets held for sale	8.5	—
Total current assets	2,562.9	2,351.9
Property and equipment, net	456.3	439.0
Goodwill	8,564.7	8,500.0
Intangible assets, net	1,220.3	1,339.3
Computer software, net	858.1	856.5
Deferred contract costs, net	213.5	206.8
Other noncurrent assets	296.3	266.6
Total assets	$14,172.1	$13,960.1

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$656.5	$768.0
Settlement payables	529.1	518.6
Deferred revenues	260.3	243.6
Current portion of long-term debt	6.3	128.8
Due to Brazilian venture partner	14.0	13.7
Liabilities held for sale	3.5	—
Total current liabilities	1,469.7	1,672.7
Long-term debt, excluding current portion	4,966.8	4,339.8
Deferred income taxes	840.6	823.6
Due to Brazilian venture partner	30.6	34.5
Deferred revenues	25.6	27.2
Other long-term liabilities	247.3	325.0
Total liabilities	7,580.6	7,222.8
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	3.9	3.9
Additional paid in capital	7,304.7	7,247.6
Retained earnings	2,620.0	2,341.9
Accumulated other comprehensive earnings (loss)	(40.5)	(9.9)
Treasury stock $0.01 par value	(3,433.6)	(3,003.0)
Total FIS stockholders’ equity	6,454.5	6,580.5
Noncontrolling interest	137.0	156.8
Total equity	6,591.5	6,737.3
Total liabilities and equity	$14,172.1	$13,960.1

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Nine months ended September 30,
	2014	2013
Cash flows from operating activities:
Net earnings	$504.3	$437.5
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	466.1	457.4
Amortization of debt issue costs	15.2	17.2
Gain on sale of assets	—	(31.8)
Gain on mFoundry	—	(9.2)
Stock-based compensation	40.5	38.8
Deferred income taxes	(14.2)	(22.3)
Excess income tax benefit from exercise of stock options	(24.2)	(25.8)
Other operating activities, net	15.7	1.9
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade receivables	(53.1)	(55.7)
Settlement activity	(30.7)	(3.6)
Prepaid expenses and other assets	(24.2)	(33.0)
Deferred contract costs	(63.4)	(56.3)
Deferred revenue	15.8	(63.3)
Accounts payable, accrued liabilities and other liabilities	(160.7)	24.1
Net cash provided by operating activities	687.1	675.9

Cash flows from investing activities:
Additions to property and equipment	(110.5)	(91.1)
Additions to computer software	(162.1)	(147.5)
Proceeds from sale of assets	—	26.8
Acquisitions, net of cash acquired and equity investments	(133.6)	(137.6)
Other investing activities, net	7.5	3.8
Net cash used in investing activities	(398.7)	(345.6)

Cash flows from financing activities:
Borrowings	6,089.1	8,794.6
Repayment of borrowings and capital lease obligations	(5,586.3)	(8,367.8)
Debt issuance costs	(7.9)	(18.5)
Excess income tax benefit from exercise of stock options	24.2	25.8
Proceeds from exercise of stock options	41.3	107.8
Treasury stock activity	(506.2)	(359.9)
Dividends paid	(205.7)	(191.7)
Distributions to Brazilian Venture partner	(34.8)	—
Other financing activities, net	(21.8)	(12.5)
Net cash used in financing activities	(208.1)	(22.2)

Effect of foreign currency exchange rate changes on cash	(16.0)	(14.1)

Net increase in cash and cash equivalents	64.3	294.0
Cash and cash equivalents, at beginning of period	547.5	517.6
Cash and cash equivalents, at end of period	$611.8	$811.6

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

					Exhibit D

	Three months ended September 30, 2014
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$632.8	$614.5	$358.4	$(0.4)	$1,605.3
Operating income (loss)	$209.9	$241.5	$61.5	$(189.2)	$323.7
Non-GAAP adjustments:
Acquisition, integration and severance costs (1)	—	—	—	7.2	7.2
Purchase price amortization	—	—	—	54.0	54.0
Non-GAAP operating income (loss)	209.9	241.5	61.5	(128.0)	384.9

Depreciation and amortization from continuing operations	41.0	20.9	20.6	20.5	103.0
Adjusted EBITDA	$250.9	$262.4	$82.1	$(107.5)	$487.9

Non-GAAP operating margin	33.2%	39.3%	17.2%	N/M	24.0%

Adjusted EBITDA margin	39.6%	42.7%	22.9%	N/M	30.4%

	Three months ended September 30, 2013
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$578.6	$601.7	$320.0	$(0.3)	$1,500.0
Operating income (loss)	$200.2	$235.6	$62.2	$(180.3)	$317.7
Non-GAAP adjustments:
Purchase price amortization	—	—	0.1	57.3	57.4
Non-GAAP operating income (loss)	200.2	235.6	62.3	(123.0)	375.1
Depreciation and amortization from continuing operations	39.2	19.4	18.6	17.3	94.5
Adjusted EBITDA	$239.4	$255.0	$80.9	$(105.7)	$469.6

Non-GAAP operating margin	34.6%	39.2%	19.5%	N/M	25.0%

Adjusted EBITDA margin	41.4%	42.4%	25.3%	N/M	31.3%

Total revenue growth from prior year period
Three months ended September 30, 2014	9.4%	2.1%	12.0%	N/M	7.0%

(1)See note (1) for exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

				Exhibit D (continued)

	Nine months ended September 30, 2014
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$1,848.6	$1,857.6	$1,019.6	$(1.1)	$4,724.7
Non-GAAP adjustments:
Contract settlement (2)	—	9.0	—	—	9.0
Adjusted processing and services revenue	$1,848.6	$1,866.6	$1,019.6	$(1.1)	$4,733.7
Operating income (loss)	$604.9	$709.9	$155.0	$(550.3)	$919.5
Non-GAAP adjustments:
Acquisition, integration and severance costs (1)	—	—	—	7.2	7.2
Contract settlement (2)	—	9.0	—	—	9.0
Purchase price amortization	—	—	0.1	162.8	162.9
Non-GAAP operating income (loss)	604.9	718.9	155.1	(380.3)	1,098.6
Depreciation and amortization from continuing operations	121.9	61.3	61.6	58.4	303.2
Adjusted EBITDA	$726.8	$780.2	$216.7	$(321.9)	$1,401.8

Non-GAAP operating margin	32.7%	38.5%	15.2%	N/M	23.2%

Adjusted EBITDA margin	39.3%	41.8%	21.3%	N/M	29.6%

	Nine months ended September 30, 2013
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$1,740.9	$1,836.6	$914.7	$(2.1)	$4,490.1
Operating income (loss)	$579.4	$716.9	$150.6	$(604.7)	$842.2
Non-GAAP adjustments:
Capco acquisition adjustment (3)	—	—	—	50.2	50.2
Purchase price amortization	—	—	0.2	174.8	175.0
Non-GAAP operating income (loss)	579.4	716.9	150.8	(379.7)	1,067.4
Depreciation and amortization from continuing operations	118.8	59.3	56.0	48.3	282.4
Adjusted EBITDA	$698.2	$776.2	$206.8	$(331.4)	$1,349.8

Non-GAAP operating margin	33.3%	39.0%	16.5%	N/M	23.8%

Adjusted EBITDA margin	40.1%	42.3%	22.6%	N/M	30.1%

Total revenue growth from prior year period
Nine months ended September 30, 2014	6.2%	1.6%	11.5%	N/M	5.4%

(1)See note (1) for exhibit E.
(2)See note (3) for exhibit E.
(3)See note (5) for exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP ORGANIC REVENUE MEASURES — UNAUDITED
(In millions)

					Exhibit D (continued)

	Three months ended September 30,
	2014			2013
			Constant			Adjusted	Organic
			Currency		In Year	Base	Revenue
	Revenue	FX	Revenue	Revenue	Acquisitions	Revenue	Growth
Financial Solutions	$632.8	$0.3	$633.1	$578.6	$20.8	$599.4	5.6%
Payment Solutions	614.5	0.2	614.7	601.7	—	601.7	2.2%
International Solutions	358.4	(6.6)	351.8	320.0	3.5	323.5	8.7%
Corporate and Other	(0.4)	—	(0.4)	(0.3)	—	(0.3)	N/M
Total processing and services revenue	$1,605.3	$(6.1)	$1,599.2	$1,500.0	$24.3	$1,524.3	4.9%

	Nine months ended September 30,
	2014			2013
			Constant			Adjusted	Organic
			Currency		In Year	Base	Revenue
	Revenue (1)	FX	Revenue	Revenue	Acquisitions	Revenue	Growth
Financial Solutions	$1,848.6	$2.1	$1,850.7	$1,740.9	$29.1	$1,770.0	4.6%
Payment Solutions	1,866.6	1.1	1,867.7	1,836.6	—	1,836.6	1.7%
International Solutions	1,019.6	7.5	1,027.1	914.7	15.1	929.8	10.5%
Corporate and Other	(1.1)	—	(1.1)	(2.1)	—	(2.1)	N/M
Total processing and services revenue	$4,733.7	$10.7	$4,744.4	$4,490.1	$44.2	$4,534.3	4.6%

(1)As adjusted. See note (3) for exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP CASH FLOW MEASURES — UNAUDITED
(In millions)

	Exhibit D (continued)

	Three months ended	Nine months ended
	September 30, 2014	September 30, 2014
Net cash provided by operating activities	$208.0	$687.1
Non-GAAP adjustments:
Capco acquisition related payments (1)	2.7	32.8
Bond premium payment (2)	29.5	29.5
Settlement activity	46.5	30.7
Adjusted cash flows from operations	286.7	780.1
Capital expenditures	(86.0)	(272.6)
Free cash flow	$200.7	$507.5

	Three months ended	Nine months ended
	September 30, 2013	September 30, 2013
Net cash provided by operating activities	$311.1	$675.9
Non-GAAP adjustments:
Settlement activity	—	3.6
Bond premium payment (3)	—	51.6
Adjusted cash flows from operations	311.1	731.1
Capital expenditures	(81.6)	(238.6)
Free cash flow	$229.5	$492.5

(1)
Free cash flow for the nine months ended September 30, 2014 excludes payments for contingent purchase price and the New Hires and Promotions Incentive Plan associated with the 2010 acquisition of Capco. In accordance with the accounting guidance, contingent purchase price payments are included in other financing activities on the Statement of Cash Flows only to the extent they represent the original liability established at the acquisition date. Payments related to subsequent adjustments to the contingent purchase price are included in the net cash provided by operating activities.

(2)	Free cash flow for the three and nine months ended September 30, 2014 is adjusted for the one time bond premium payment on our 2020 senior notes that were redeemed in July 2014.

(3)	Free cash flow for the nine months ended September 30, 2013 is adjusted for the one time bond premium payment on our 2017 senior notes that were redeemed in May 2013.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

				Exhibit E

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013

Net earnings from continuing operations attributable to FIS	$151.7	$175.3	$488.1	$415.8
Plus provision for income taxes	72.1	97.8	233.7	214.4
Interest expense, net	37.7	43.7	120.7	144.8
Other, net	62.2	0.9	77.0	67.2

Operating income	323.7	317.7	919.5	842.2
Non-GAAP adjustments:
Acquisition, integration and severance costs (1)	7.2	—	7.2	—
Contract settlement (2)	—	—	9.0	—
Capco acquisition adjustment (3)	—	—	—	50.2
Purchase price amortization	54.0	57.4	162.9	175.0

Non-GAAP operating income	384.9	375.1	1,098.6	1,067.4

Depreciation and amortization from continuing operations	103.0	94.5	303.2	282.4
Adjusted EBITDA	$487.9	$469.6	$1,401.8	$1,349.8

(1)See note (1) for exhibit E.
(2)See note (3) for exhibit E.
(3)See note (5) for exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	Three months ended September 30, 2014
		Acquisition,
		Integration,
		and			Purchase
		Severance	Refinance		Price
	GAAP	Costs (1)	Costs (2)	Subtotal	Amort. (7)	Non-GAAP
Processing and services revenue	$1,605.3	$—	$—	$1,605.3	$—	$1,605.3
Cost of revenues	1,075.1	—	—	1,075.1	(54.0)	1,021.1
Gross profit	530.2	—	—	530.2	54.0	584.2
Selling, general and administrative	206.5	(7.2)	—	199.3	—	199.3
Operating income	323.7	7.2	—	330.9	54.0	384.9
Other income (expense):
Interest income (expense), net	(37.7)	—	—	(37.7)	—	(37.7)
Other income (expense), net	(54.8)	16.2	35.4	(3.2)	—	(3.2)
Total other income (expense)	(92.5)	16.2	35.4	(40.9)	—	(40.9)
Earnings (loss) from continuing operations before income taxes	231.2	23.4	35.4	290.0	54.0	344.0
Provision for income taxes	72.1	7.3	11.0	90.4	16.8	107.2
Earnings (loss) from continuing operations, net of tax	159.1	16.1	24.4	199.6	37.2	236.8
Earnings (loss) from discontinued operations, net of tax (8)	(1.2)	—	—	(1.2)	—	(1.2)
Net earnings (loss)	157.9	16.1	24.4	198.4	37.2	235.6
Net (earnings) loss attributable to noncontrolling interest	(7.4)	—	—	(7.4)	—	(7.4)
Net earnings (loss) attributable to FIS common stockholders	$150.5	$16.1	$24.4	$191.0	$37.2	$228.2

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$151.7	$16.1	$24.4	$192.2	$37.2	$229.4
Earnings (loss) from discontinued operations, net of tax (8)	(1.2)	—	—	(1.2)	—	(1.2)
Net earnings (loss) attributable to FIS common stockholders	$150.5	$16.1	$24.4	$191.0	$37.2	$228.2

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.53	$0.06	$0.09	$0.67	$0.13	$0.80
Weighted average shares outstanding — diluted	287.0	287.0	287.0	287.0	287.0	287.0

Effective tax rate	31%					31%

Supplemental information:
Depreciation and amortization				$157.0	(54.0)	$103.0

Stock compensation expense						$13.9

* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

						Exhibit E (continued)

	Nine months ended September 30, 2014
		Acquisition,
		Integration,
		and				Purchase
		Severance	Refinance	Contract		Price
	GAAP	Costs (1)	Costs (2)	Settlement (3)	Subtotal	Amort. (7)	Non-GAAP
Processing and services revenue	$4,724.7	$—	$—	$9.0	$4,733.7	$—	$4,733.7
Cost of revenues	3,215.5	—	—	—	3,215.5	(162.9)	3,052.6
Gross profit	1,509.2	—	—	9.0	1,518.2	162.9	1,681.1
Selling, general and administrative	589.7	(7.2)	—	—	582.5	—	582.5
Operating income	919.5	7.2	—	9.0	935.7	162.9	1,098.6
Other income (expense):
Interest income (expense), net	(120.7)	—	—	—	(120.7)	—	(120.7)
Other income (expense), net	(56.5)	16.2	35.4	—	(4.9)	—	(4.9)
Total other income (expense)	(177.2)	16.2	35.4	—	(125.6)	—	(125.6)
Earnings (loss) from continuing operations before income taxes	742.3	23.4	35.4	9.0	810.1	162.9	973.0
Provision for income taxes	233.7	7.3	11.0	3.0	255.0	51.5	306.5
Earnings (loss) from continuing operations, net of tax	508.6	16.1	24.4	6.0	555.1	111.4	666.5
Earnings (loss) from discontinued operations, net of tax (8)	(4.3)	—	—	—	(4.3)	—	(4.3)
Net earnings (loss)	504.3	16.1	24.4	6.0	550.8	111.4	662.2
Net (earnings) loss attributable to noncontrolling interest	(20.5)	—	—	—	(20.5)	—	(20.5)
Net earnings (loss) attributable to FIS common stockholders	$483.8	$16.1	$24.4	$6.0	$530.3	$111.4	$641.7

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$488.1	$16.1	$24.4	$6.0	$534.6	$111.4	$646.0
Earnings (loss) from discontinued operations, net of tax (8)	(4.3)	—	—	—	(4.3)	—	(4.3)
Net earnings (loss) attributable to FIS common stockholders	$483.8	$16.1	$24.4	$6.0	$530.3	$111.4	$641.7

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$1.69	$0.06	$0.08	$0.02	$1.85	$0.39	$2.23
Weighted average shares outstanding — diluted	289.3	289.3	289.3	289.3	289.3	289.3	289.3

Effective tax rate	31%						32%

Supplemental information:
Depreciation and amortization					$466.1	(162.9)	$303.2

Stock compensation expense							$40.5

* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

				Exhibit E (continued)

	Three months ended September 30, 2013

		Capco		Purchase
		Acquisition		Price
	GAAP	Adjustments (5)	Subtotal	Amort. (7)	Non-GAAP
Processing and services revenue	$1,500.0	$—	$1,500.0	$—	$1,500.0
Cost of revenues	995.1	—	995.1	(57.4)	937.7
Gross profit	504.9	—	504.9	57.4	562.3
Selling, general and administrative	187.2	—	187.2	—	187.2
Operating income	317.7	—	317.7	57.4	375.1
Other income (expense):
Interest income (expense), net	(43.7)	—	(43.7)	—	(43.7)
Other income (expense), net	5.9	—	5.9	—	5.9
Total other income (expense)	(37.8)	—	(37.8)	—	(37.8)
Earnings (loss) from continuing operations before income taxes	279.9	—	279.9	57.4	337.3
Provision for income taxes	97.8	(5.0)	92.8	20.0	112.8
Earnings (loss) from continuing operations, net of tax	182.1	5.0	187.1	37.4	224.5
Earnings (loss) from discontinued operations, net of tax (8)	(3.0)	—	(3.0)	—	(3.0)
Net earnings (loss)	179.1	5.0	184.1	37.4	221.5
Net (earnings) loss attributable to noncontrolling interest	(6.8)	—	(6.8)	—	(6.8)
Net earnings (loss) attributable to FIS common stockholders	$172.3	$5.0	$177.3	$37.4	$214.7

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$175.3	$5.0	$180.3	$37.4	$217.7
Earnings (loss) from discontinued operations, net of tax (8)	(3.0)	—	(3.0)	—	(3.0)
Net earnings (loss) attributable to FIS common stockholders	$172.3	$5.0	$177.3	$37.4	$214.7

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.60	$0.02	$0.61	$0.13	$0.74
Weighted average shares outstanding — diluted	293.2	293.2	293.2	293.2	293.2

Effective tax rate	35%				33%

Supplemental information:
Depreciation and amortization			$151.9	(57.4)	$94.5

Stock compensation expense					$12.2
* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

						Exhibit E (continued)

	Nine months ended September 30, 2013

		Long-term	Capco			Purchase
		Debt	Acquisition	Gain on		Price
	GAAP	Refinance (4)	Adjustments (5)	mFoundry (6)	Subtotal	Amort. (7)	Non-GAAP
Processing and services revenue	$4,490.1	$—	$—	$—	$4,490.1	$—	$4,490.1
Cost of revenues	3,036.0	—	(6.3)	—	3,029.7	(175.0)	2,854.7
Gross profit	1,454.1	—	6.3	—	1,460.4	175.0	1,635.4
Selling, general and administrative	611.9	—	(43.9)	—	568.0	—	568.0
Operating income	842.2	—	50.2	—	892.4	175.0	1,067.4
Other income (expense):
Interest income (expense), net	(144.8)	—	—	—	(144.8)	—	(144.8)
Other income (expense), net	(50.9)	60.9	—	(9.2)	0.8	—	0.8
Total other income (expense)	(195.7)	60.9	—	(9.2)	(144.0)	—	(144.0)
Earnings (loss) from continuing operations before income taxes	646.5	60.9	50.2	(9.2)	748.4	175.0	923.4
Provision for income taxes	214.4	18.3	10.1	(3.0)	239.8	57.0	296.8
Earnings (loss) from continuing operations, net of tax	432.1	42.6	40.1	(6.2)	508.6	118.0	626.6
Earnings (loss) from discontinued operations, net of tax (8)	5.4	—	—	—	5.4	—	5.4
Net earnings (loss)	437.5	42.6	40.1	(6.2)	514.0	118.0	632.0
Net (earnings) loss attributable to noncontrolling interest	(16.3)	—	—	—	(16.3)	—	(16.3)
Net earnings (loss) attributable to FIS common stockholders	$421.2	$42.6	$40.1	$(6.2)	$497.7	$118.0	$615.7

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$415.8	$42.6	$40.1	$(6.2)	$492.3	$118.0	$610.3
Earnings (loss) from discontinued operations, net of tax (8)	5.4	—	—	—	5.4	—	5.4
Net earnings (loss) attributable to FIS common stockholders	$421.2	$42.6	$40.1	$(6.2)	$497.7	$118.0	$615.7

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$1.41	$0.14	$0.14	$(0.02)	$1.67	$0.40	$2.07
Weighted average shares outstanding — diluted	294.3	294.3	294.3	294.3	294.3	294.3	294.3

Effective tax rate	33%						32%

Supplemental information:
Depreciation and amortization					$457.4	(175.0)	$282.4

Stock compensation expense							$38.8
* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliation for the three and nine months ended September 30, 2014 and 2013.

The adjustments are as follows:

(1)
This column represents transaction costs and other direct, incremental costs related to recent acquisitions and other severance costs. The adjustment to Other income (expense), net results from the loss on a foreign exchange hedge associated with the Euro based purchase price for our Clear2Pay acquisition.

(2)	This column represents the write-off of certain previously capitalized debt issuance costs and the payment of a $29.5 million bond premium associated with the early redemption of certain debt.

(3)
The revenue adjustment in this column represents a cash settlement for the extinguishment of certain contractual minimums with a reseller. Although the 2014 cash settlement has no contract performance obligation, revenue is amortized in this circumstance over the remaining relationship with the reseller.

(4)
This column represents the write-off of certain previously capitalized debt issuance costs and transaction expenses related to refinancing activities undertaken in the second quarter of 2013, including a $51.6 million bond premium incurred as a result of the early redemption of certain debt.

(5)	The adjustment in this column represents an increase in the liability established at the acquisition of Capco for contingent payments based on expected operating performance in 2013 through 2015.

(6)
This column reflects the gain resulting from the purchase of the remaining shares of mFoundry, Inc., representing the difference between the fair value and carrying value of the minority interest investment previously held.

(7)	This column represents purchase price amortization expense on intangible assets acquired through various Company acquisitions.

(8)
During the 2014 and 2013 periods, certain operations were classified as discontinued. Reporting for discontinued operations classifies revenues and expenses as one line item net of tax in the consolidated statements of earnings. The table below outlines the components of discontinued operations for the periods presented, net of tax. During the second quarter of 2014, management committed to a plan to sell our primary business operations in China because they don't align with our strategic plans. The activity for Fidelity National Participacoes Ltda. ("Participacoes"), our former item processing and remittance services business in Brazil, relates to the ongoing settlement of labor claims as a result of the dismissal of employees in that business. In the second quarter of 2013, we received an earn-out payment related to the 2010 sale of our ClearPar business. During 2012, we sold our Healthcare Benefit Solutions Business and accordingly have classified its results as discontinued operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

China business line	$0.2	$0.3	$(2.0)	$(1.0)
ClearPar	—	—	—	16.7
Healthcare Benefit Solutions Business	—	0.1	—	0.1
Participacoes	(1.4)	(3.4)	(2.3)	(10.4)
Total discontinued operations	$(1.2)	$(3.0)	$(4.3)	$5.4